UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  October 10, 2007

O2 Secure Wireless, Inc.
(Exact name of registrant as specified in its charter)

GA	001-32882	45-0526044
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4898 S. Old Peachtree Rd NW, Suite 150	30071
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (678) 942-0684

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01             Changes in Registrant’s Certifying Accountant

On October 3, 2007, Braverman International, P.C. (“Braverman”) resigned as independent auditor of O2 Secure Wireless, Inc. (the “Company”).  The resignation was accepted by the Company’s President and Chief Executive Officer, Craig C. Sellars.

The report on the financial statements of the Company for the fiscal year ended September 30, 2006 contained no adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principle.

During the Company’s fiscal year ended September 30, 2006, there have been no disagreements with Braverman on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Braverman would have caused them to make reference thereto in their reports on the financial statements of such year.

Braverman, at the time of resignation, had not yet released a report or opinion regarding the Company’s financial statements for the fiscal year ended September 30, 2007.

The Company has approved the engagement of McElravy, Kitchen & Associates, P.C., to serve as the Company’s principal independent accountant

The Company has furnished Braverman with a copy of the foregoing disclosure and requested them to provide the Company with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the foregoing statements  A copy of the letter of Braverman to the Securities and Exchange Commission, dated October 9, 2007, is attached as an exhibit hereto.

ITEM 9.01             Financial Statements and Exhibits

Exhibit 16.1-Letter from Braverman International, P.C.

Pursuant to the requirements of the Securities and Exchange Act of 1934, O2 Secure Wireless, Inc., has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE:	O2 SECURE WIRELESS, INC.

October 10, 2007	/s/ Craig Sellars
Name: Craig C. Sellars
Title: President and Chief Executive Officer